Exhibit 4.2

                                                                  CONFORMED COPY


                       AMENDMENT NO. 1 TO RIGHTS AGREEMENT



         AMENDMENT No. 1 (this "Amendment"), dated as of November 13, 2002, to the Rights Agreement (the "Rights Agreement"), dated as of July 9, 1996, between HOUSEHOLD INTERNATIONAL, INC., a Delaware corporation (the "Company") and HARRIS TRUST AND SAVINGS BANK, as Rights Agent (the "Rights Agent").

         WHEREAS, the Company and the Rights Agent have heretofore executed and entered into the Rights Agreement; and

         WHEREAS, pursuant to Section 27 of the Rights Agreement, the Company may from time to time supplement or amend the Rights Agreement in accordance with the provisions of Section 27 thereof; and

         WHEREAS, the Company intends to enter into an Agreement and Plan of Merger (as it may be amended or supplemented from time to time, the "Merger Agreement"), dated as of November 14, 2002, by and among HSBC Holdings, plc, a public limited company incorporated in England and Wales ("Parent"), the Company and H2 Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub") (all capitalized terms used in this Amendment and not otherwise defined herein shall have the meaning ascribed thereto in the Merger Agreement); and

         WHEREAS, the Board of Directors has (i) determined that the Merger Agreement and the transactions contemplated thereby are advisable, fair to and in the best interests of the Company and its stockholders, (ii) approved the Merger Agreement and (iii) recommended that the Merger Agreement be adopted by the holders of Company Common Shares; and

         WHEREAS, on November 12, 2002, the Board of Directors has found that it is in the best interests of the Company and its stockholders, and has deemed it necessary and desirable, to amend the Rights Agreement to exempt the Merger Agreement and the transactions contemplated thereby from the application of the Rights Agreement and has authorized the entering into of this Amendment.

         NOW, THEREFORE, the Company hereby amends the Rights Agreement as follows:

         1. Section 1(a) of the Rights Agreement is hereby modified, amended and restated in its entirety as follows:

                           "Acquiring Person" shall mean any Person who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 15% or more of the Common Shares of the Company then outstanding, but shall not include the Company, any Subsidiary of the Company, any employee benefit plan of the Company or any Subsidiary of the Company, or any entity holding



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         Common Shares for or pursuant to the terms of any such plan.
         Notwithstanding the foregoing, no Person shall become an "Acquiring Person" as the result of an acquisition of Common Shares by the Company which, by reducing the number of Common Shares of the Company outstanding, increases the proportionate number of Common Shares of the Company beneficially owned by such Person to 15% or more of the Common Shares of the Company then outstanding; PROVIDED, HOWEVER, that, if a Person shall become the Beneficial Owner of 15% or more of the Common Shares of the Company then outstanding by reason of share purchases by the Company and shall, after such share purchases by the Company, become the Beneficial Owner of any additional Common Shares of the Company, then such Person shall be deemed to be an "Acquiring Person." Notwithstanding the foregoing, (i) if the Board of Directors of the Company determines in good faith that a Person who would otherwise be an "Acquiring Person," as defined pursuant to the foregoing provisions of this paragraph (a), has become such inadvertently, and such Person divests as promptly as practicable a sufficient number of Common
         Shares so that such Person would no longer be an "Acquiring Person," as defined pursuant to the foregoing provisions of this paragraph (a), then such Person shall not be deemed to be an "Acquiring Person" for any purposes of this Agreement and (ii) neither HSBC Holdings, plc, a public limited company incorporated in England and Wales ("Parent") nor any of its subsidiaries shall be deemed to be an Acquiring Person by virtue of: (A) the execution and delivery of the Agreement and Plan of Merger (as it may be amended or supplemented from time to time, the "Merger Agreement") entered into as of November 14, 2002, by and among Parent, the Company and H2 Acquisition Corporation, (B) the conversion of Common Shares into the right to receive the Common Merger Consideration (as defined in the Merger Agreement) in accordance with
         Section 3.1(a) of the Merger Agreement, or (C) the consummation of the Merger (as defined in the Merger Agreement) or any of the transactions contemplated by the Merger Agreement (each of the events set forth in foregoing clauses (A) to (C), an "Exempt Event").

         2. Section 1(z) of the Rights Agreement is hereby modified and amended by adding the following sentence at the end thereof:

         "No Exempt Event shall cause a Shares Acquisition Date."

         3. Section 3(a) of the Rights Agreement is hereby modified and amended by adding the following sentence at the end thereof:

         "Notwithstanding the foregoing, no Exempt Event shall cause a Distribution Date."

         4. Section 7(a) of the Rights Agreement is hereby modified, amended and restated in its entirety as follows:

                  The registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein), in


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                  whole or in part, at any time after the Distribution Date, upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly and properly executed, to the Rights Agent at the principal office of the Rights Agent, together with payment of the Purchase Price for each one one thousandth of a Preferred Share as to which the Rights are exercised, at or prior to the earliest of (i) the time immediately prior to the consummation of the Merger (as defined in the Merger Agreement), (ii) the Close of Business on July 31, 2006 (the "Final Expiration Date"),
                  (iii) the time at which the Rights are redeemed as provided in Section 23 hereof (the "Redemption Date"), or (iv) the time at which such Rights are exchanged as provided in Section 24 hereof.


         5. Section 29 of the Rights Agreement is hereby modified and amended to add the following sentence at the end thereof:

         "Notwithstanding the foregoing, nothing in this Agreement shall be construed to give any holder of Rights or any other Person any legal or equitable rights, remedy or claim under this Agreement in connection with any transactions contemplated by the Merger Agreement."

         6. This Amendment may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

                                      * * *

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, this Amendment has been duly executed by the Company and the Rights Agent as of the day and year first written above.


Attest:                                          HOUSEHOLD INTERNATIONAL, INC.




By   /s/ Patrick D. Schwartz                     By     /s/ John W. Blenke
  ---------------------------------                ----------------------------
  Name:  Patrick D. Schwartz                     Name:  John W. Blenke
  Title: Assistant Secretary                     Title: Vice President - Group
                                                        General and Assistant
                                                        Secretary





                                                 HARRIS TRUST AND SAVINGS BANK
Attest:                                          (As Rights Agent)




By     /s/ Marlene Berger                        By   /s/ Martin J. McHale
  -----------------------------------              ----------------------------
  Name:  Marlene Berger                          Name:  Martin C. McHale
  Title: Administrative Assistant                Title: Vice President